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                                    EXHIBIT 1

                     ACTION OF TRUSTEES UNDER CITY INVESTING
                       COMPANY LIQUIDATING TRUST AGREEMENT

                       The undersigned , Trustees under the City Investing Company Liquidating Trust Agreement (the "Trust Agreement") dated September 25, 1985, by and between City Investing Company and the undersigned, hereby take the following action pursuant to Section 6.2 (q) of the Trust Agreement:

                       RESOLVED that, because of the Trust's inability to dispose of part of the Trust Estate in a commercially reasonable manner prior to September 25, 1998 and the continued pendency of certain litigation affecting the Trust, the existence of the Trust is hereby extended until the earlier of (a) the complete distribution of the Trust Estate or (b) September 25, 1999, unless an earlier termination is required by the applicable laws of the State of Delaware or by the action of the Beneficiaries as provided in Section 4.2 of the Trust Agreement or a later termination is required by the Trustees pursuant to
        Section 6.2 (q) of the Trust Agreement.

                       IN WITNESS WHEREOF, the undersigned have caused this action to be taken as of the 28th day of July 1998.



                                          --------------------------------------
                                          Geo. T. Scharffenberger
                                                 Trustee

                                          --------------------------------------
                                          Eben W. Pyne
                                                 Trustee

                                          --------------------------------------
                                          Lester J. Mantell
                                                   Trustee



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